Exhibit 10.11

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (the “Guaranty”), dated as of March 23, 2018, is made and entered into by Milton C. Ault III, an individual resident of ___________ (the “Guarantor”) for the benefit of ______________, a _____________ limited liability company (the “Lender”). (The Lender and the Guarantor are sometimes referred to in this Guaranty as the “Parties.”)

BACKGROUND

On the date of this Guaranty, the Lender has agreed to make a loan to DPW Holdings, Inc., a Delaware corporation (the “Borrower”) in the amount of $1,000,000 (the “Loan”) for business purposes only, as described in the related Purchase Agreement and related documents of even date between Borrower and Lender (the “Transaction Documents”).

As an inducement to the Lender providing the Loan to the Borrower, the Guarantor, the chief executive officer of the Borrower, has agreed to execute and deliver this Guaranty to the Lender.

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt of which is acknowledged by the Guarantor, and as an inducement to the Lender to provide the Loan, intending to be legally bound, the Guarantor agrees as follows:

Section 1. Representations and Warranties.

1.01.       The Guarantor represents and warrants that the Guarantor has all requisite power and authority to execute and deliver this Guaranty, and that this Guaranty constitutes the valid, binding and enforceable obligation of the Guarantor.

1.02.       The Guarantor further represents and warrants that neither the execution and delivery of this Guaranty, the consummation of the transactions contemplated hereby nor the fulfillment of or compliance with the terms or conditions of this Guaranty conflicts with or results in a breach of any of the terms, conditions or provisions of any agreement to which the Guarantor or the Borrower is a party, or by which the Guarantor or its property is bound.

Section 2. Covenants and Guaranties.

2.01.       The Guarantor hereby absolutely and unconditionally guarantees to the Lender, for the Lender’s benefit, as and when due, of all of the Borrower’s obligations under the Transaction Documents (collectively, the “Obligations”).

2.02.       The Guarantor further agrees with the Lender that the Guarantor will pay all expenses and charges (including court costs and reasonable attorneys’ fees) paid or incurred by the Lender in enforcing the obligations of the Guarantor under this Guaranty, whether the same shall be enforced by suit or otherwise.

2.03.       The obligations of the Guarantor under this Guaranty shall be continuing, absolute and unconditional, and shall not be affected, modified or impaired upon the happening from time to time of any event, including, without limitation, any of the following, whether or not with notice to or the consent of any of the Guarantor:

(a)          The compromise, settlement, release or termination of any of the obligations, covenants or agreements of the Lender, the Borrower and the Guarantor (collectively, the “Transaction Parties”) under this Guaranty or any of the other Transaction Documents;

(b)          The failure to give notice to the Guarantor of the occurrence of a default under the terms and provisions of this Guaranty or any of the other Transaction Documents;

(c)          The waiver of the payment, performance or observance by any Transaction Party of any of its obligations, covenants or agreements contained in any of the Transaction Documents;

(d)          The extension of the time for payment of any amount owing or payable under any of the Transaction Documents, or of the time for performance of any other obligation, covenant or agreement under or arising out of any of the Transaction Documents, or the extension or the renewal of any thereof;

(e)          The modification or amendment (whether material or otherwise) of any obligation, covenant or agreement set forth in any of the Transaction Documents;

(f)           Any failure, omission, delay or lack on the part of the Lender to enforce, assert or exercise any right, power or remedy conferred with respect to the Loan;

(g)          The voluntary or involuntary liquidation, dissolution, partition, sale or other disposition of all or substantially all of the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings affecting, the Borrower, or any allegation or contest of the validity of this Guaranty or any of the other Transaction Documents in any proceeding; or

(h)          The invalidity, irregularity, illegality or unenforceability or any defect in any of the Transaction Documents.

2.04.       No set off, counterclaims, reductions, or diminution of obligation, or any defense of any kind or nature which the Guarantor has or may have against the Lender or the Borrower shall affect, modify or impair the Guarantor’s obligations hereunder. It is the intent of this Guaranty that the Guarantor shall be unconditionally and absolutely obligated to perform fully all of its obligations, agreements and covenants under this Guaranty without set-off.

2.05.       If the Borrower shall fail to make any payment required under the Transaction Documents, the Lender, in his sole discretion, shall have the right to proceed first and directly against the Guarantor under this Guaranty without being required to proceed against or exhaust any other remedies which it may have against the Borrower.

2.06.       The Guarantor hereby expressly waives notice in writing, or otherwise, from the Lender of its acceptance and reliance on this Guaranty.

2.07.       This Guaranty is entered into by the Guarantor for the benefit of the Lender, and the successors and assigns of the Lender.

2.09.       The terms of this Guaranty may be enforced as to any one or more breaches either separately or cumulatively.

Section  3. Extent of Liability; Suspension; Termination.

3.01.       The obligations of the Guarantor shall be with full recourse against the Guarantor, and the maximum liability of the Guarantor hereunder shall equal the aggregate of: (a) the sum of (i) the unpaid principal amount of the Note, plus (ii) all premium, if any, payable in respect of such principal amount, plus (iii) all interest accrued or to accrue, from time to time, in respect of such principal amount, plus (iv) all late fees, default interest and, without limitation, any other fees and expenses payable under the terms of the Note; and (b) all amounts for which the Guarantor may become obligated under Paragraph 2.02, above.

3.02.       This Guaranty shall terminate only upon the full payment of the Borrower’s Obligations under the Loan, including principal, interest and other charges under the Note or under Paragraph 2.02, above.

Section 4. Amendments, Remedies.

4.01.       No amendment, change, modification, alteration or termination of any of the Transaction Documents shall be made which would in any way increase the burden of any Guarantor’s obligations under this Guaranty without the prior written consent of the Guarantor.

4.02.       Without the prior written consent of the Lender, which may not be unreasonably withheld, the Guarantor may not assign any of its obligations hereunder to any other person or entity. The Lender may assign its rights hereunder to any successor in interest.

4.03.       No remedy herein conferred upon or reserved to the Lender hereunder or under any applicable law is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Lender to exercise any remedy reserved to it in this Guaranty, it shall not be necessary to give any notice. If any provision contained in this Guaranty should be breached by any party and thereafter duly waived by the other party so empowered to act, such waiver shall be limited to the particular breach so waived at that particular time, and shall not be deemed to waive such breach at any other time or any other breach hereunder at any time. No amendment, release or modification of this Guaranty shall be established by conduct, custom or course of dealing, but solely by an instrument in writing duly executed by the parties thereunto duly authorized by this Guaranty.

Section 5.  Miscellaneous.

5.01.       This Guaranty and the rights and obligations of the Parties shall be governed, construed and interpreted according to the laws of ______________, other than its rules regarding the choice of law.

5.02.       This Guaranty constitutes the entire agreement of the Parties regarding the subject matter hereof, and this Guaranty may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.03.       If any provision of this Guaranty shall be held or deemed to be or shall, in fact, be inoperative or unenforceable as applied in any particular case in any jurisdiction or jurisdictions or in all jurisdictions, or in all cases because it conflicts with any other provision or provisions hereof or any constitution or statute or rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatever.

5.04.       This Guaranty may be amended only by a written agreement signed by the Lender and the Guarantor.

5.05.       References herein to attorney’s fees shall be deemed to include attorney’s fees through all proceedings, including, but not limited to, negotiations, administrative hearings, trials, and appeals.

5.06.       All notices or other communications to be given under this Guaranty shall be in writing, shall be sent by certified mail, postage pre-paid and return receipt requested, or by any national courier service that provides proof of delivery, to the applicable address of each Party, and shall be deemed given when delivered to such address.

IN WITNESS WHEREOF, intending to be bound hereby, the Guarantor has executed this Guaranty as of the date and year first above written.

Milton C. Ault, III

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